Exhibit 10.10

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made effective September 16, 2024, by and between Elite Express Holding Inc., a Delaware corporation (collectively with its subsidiaries, the “Company”), and WJ Management Inc., a California corporation with business address located at 7307 Roseville Rd, #11, Sacramento, CA 95842. (“Consultant”).

1.              Relationship. During the Term (as defined below) of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A (the “Services”). Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s reasonable efforts to perform the Services such that the results are satisfactory to the Company, which such satisfactory results shall be consistent with the requirements under this Agreement or any other agreements between the Company and Consultant. Consultant shall perform its services in accordance with the standards customarily adhered to by experienced and competent professionals using the professional skill and degree of care and skills ordinarily provided by reputable firms and professionals practicing in the same filed of services in the same locality (the “Standard of Care”). Consultant acknowledges and confirms that any Deliverables provided to Company in connection with the Services shall be owned by the Company. For this purpose, “Deliverables” means all work product, deliverables, information, data, discoveries, concepts, ideas, inventions (whether or not patentable), developments, designs, know-how, trade secrets, improvements, works of authorship, reports, documents and any other materials conceived, written, created, prepared, made, reduced to practice, or learned by Consultant and delivered to Company in the course of, and within the scope of, performing any Services and all corresponding intellectual property rights. Unless with prior written consent from the Company, Consultant shall only use the Deliverables on the project subject to this Agreement as described on Exhibit A, and shall not modify the Deliverables without Company’ consent.

2.              Fees. As consideration for the Services to be provided by Consultant, the Company shall pay Consultant the fees as set forth on Exhibit A.

3.              Expenses. Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services except those duly authorized in advance by Company Representative (as defined below). Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4.              Term and Termination. Consultant shall serve as a consultant to the Company for a one (1) year period commencing on the Conclusion of Transaction (as defined below) (the “Term”). The Term is subject for automatic renewal of one (1) year term, unless either party sends a non-renewal notice to the other party within three (3) months of the expiration of the then current term. Notwithstanding the foregoing, Company may terminate this Agreement immediately upon a notice to the Consultant if JAR Transportation Inc., a California corporation (the “Target”) fails to renew its contract (the “FXG Contract”) with FedEx Ground Package System, Inc. and/or Federal Express Corporation (including its successors and assigns, “FXG”) other than the Fault (as defined below) of the Company, or any party may terminate this Agreement immediately if the other party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, or any other related agreements between Company and Consultant. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination. Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, or any other related agreements between Company and Consultant, the non-breaching party may terminate this Agreement immediately. For purpose of this Agreement, “Conclusion of Transaction” means the completion of (i) the registration of Company’s designated authorized officer (“AO”) with FXG, (ii) change stockholder registry of the Target in FXG’s system, and (iii) any other closing and post-closing matters of the Transaction. “Fault” means any (i) conviction or entry of a plea of guilty or nolo contendere to any crime; (ii) breach of duty of care or duty of loyalty to the Company or Target; (iii) failure to perform or adhere to explicitly stated duties that are consistent with the terms of any contract, agreement, guidelines or policies with Company or Target; (iv) negligence, omission actions or misconduct.

5.              Ownership of Works; Infringement Indemnity.

a.            Assignment of Works. Company is and shall be the sole and exclusive owner of all right, title, and interest in and to the results and proceeds of the Services including any materials created or developed by Consultant pursuant to this Agreement (collectively, the “Works”) and the Deliverables, including without limitation all copyrights, other Intellectual Property Rights (as defined below). In furtherance of the foregoing, Consultant agrees that the Works have been specially ordered or commissioned by Company, the Works are works “made for hire” for Company as defined in Section 101 of the Copyright Act of 1976, and Company is and shall be considered the sole and exclusive author of the Works for all purposes. To the extent the Works or any part thereof do not qualify as work made for hire, Consultant hereby irrevocably and unconditionally: (i) assigns, transfers, and otherwise conveys to Company throughout the universe, in perpetuity, in any and all media whether now or hereafter known or devised, and by any and all technologies and means of delivery whether now or hereafter known or devised, all right, title, and interest in and to such Works, including without limitation all copyrights and other Intellectual Property Rights therein, which include without limitation all registration, renewal, and reversion rights, and the right to register and sue to enforce such copyrights against infringers, alleged infringers, and potential infringers; and (ii) waives any and all claims Consultant may now or hereafter have in any jurisdiction to so-called “moral rights” or rights of droit moral with respect to such Works. Without limiting the foregoing, Company’s rights in the Works include the right to change, edit, and rearrange the Works, and subtract from, add to, and combine the Works with any other material, in whole or in part, as Company and its successors and assigns determine in their sole discretion. Company has no obligation to use the Works, or to create, produce, distribute, exploit, advertise, or promote the Deliverables, or include the Works in the Deliverables, or to exercise any rights granted herein. Consultant has no right to review or approve the Works or the Deliverables before they are used by Company or at any other time. For the purpose of this Agreement, “Intellectual Property Rights” means all Intellectual Property Rights of any type or nature, however denominated throughout the world, including, without limitation, all (i) patents and applications therefor, (ii) rights in data or information including but not limited to trade secret rights, rights in confidential or legally protected information, data protected by contract or civil duty, and registered data rights, (iii) , copyrights and rights in works of authorship (whether or not registered), (iv) rights in trademarks, service marks, trade names, trade dress or other brand tool or identifier, (v) rights of privacy and publicity, (vi) moral rights, and (vii) choices in action and all legal and administrative rights arising from or relating to the foregoing.

b.            Further Assurances. Upon the request and at the expense of the Company, Consultant shall sign, execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Section 5(a) above or to enable the Company to secure its rights in the Works and any Intellectual Property Rights in or relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce patents, trademark registrations, copyrights or other Intellectual Property Rights in any and all jurisdictions with respect to any Works, or to obtain any extension, validation, re-issue, continuance or renewal of any such Intellectual Property Rights. Whether any Intellectual Property Rights in or relating to any of the Works will be preserved, maintained or registered in any jurisdiction shall be at the sole discretion of the Company.

c.            Infringement Indemnity. Consultant shall, at its sole expense, reimburse, indemnify, defend and hold harmless the Company, from and against any and all Liabilities (as defined below) suffered or incurred by the Company, that result from, relate to or arise out of any claim, suit, demand or other action in which it is alleged that any of the Works or any portion of the Works infringes or misappropriates any patent, copyright, trademark, trade secret or other intellectual property right of any third party.

d.            Attorney-in-Fact. If the Company is unable, after reasonable effort, to secure Consultant’s signature as required in Section 5 for any reason whatsoever, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of a patent, copyright or trademark or any other legal protection thereon with the same legal force and effect as if executed by Consultant.

6.              Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee. Except as otherwise specified, nothing contained in this Agreement shall be deemed to imply or constitute any party as the agent or representative of any other party, or as joint ventures or partners for any purpose.

7.              Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of the Company, and Consultant shall be wholly responsible for (i) compliance by its Assistants with all terms of this Agreement, and (ii) the professional performance of the Services by the Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement and shall require each Assistant to execute and deliver to the Company a confidential information agreement in the form agreed to by the Company.

8.              No Authority to Bind Company. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

9.              No Benefits. Consultant acknowledges and agrees that Consultant and its Assistants shall not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

10.             Withholding. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant or its Assistants under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements.

11.            Confidentiality.

(a)            Definition of Confidential Information. “Confidential Information” means any Company information directly or indirectly disclosed by the Company to Consultant that is identified as confidential or which would appear to a reasonable person to be confidential, whether disclosed before or after the date of this Agreement, and whether disclosed in writing, orally, or by inspection of tangible objects. Confidential Information includes, but is not limited to, information relating to the Company’s finances, technology and operations, such as financial projections, customer lists, business forecasts, and source code. Confidential Information does not include information that: (i) is in the possession of Consultant at the time of disclosure without confidentiality obligations, as shown by Consultant’s files and records immediately prior to the time of disclosure; or (ii) becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of Consultant.

(b)            Third Party Information. The Consultant understands that the Company has received and in the future will receive from third parties confidential information or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the Consultant’s relationship with the Company, the Company will hold Third Party Information in strict confidence and will not disclose to anyone (other than its assistants or personnel of the Company who need to know such information in connection with their work for the Company) or use, Third Party Information, except in connection with the Consultant’s work for the Company or unless expressly authorized by an officer of the Company in writing.

(c)            Disclosure and Use. Consultant and its Assistants agree not to use any Confidential Information for Consultant’s own use or for any purpose other than to perform the Services. Consultant agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company to any other person or entity. Notwithstanding the foregoing, Consultant may disclose Confidential Information with the prior written approval of the Company or pursuant to the order or requirement of a court, administrative agency or other governmental body. Consultant may disclose confidential information to its Assistants on a need to know basis in performing the Services.

(d)            Return of Materials; Survival. Upon termination of this Agreement or Company’s request, except as otherwise provided herein, the Consultant will promptly return to the Company all materials in Consultant’s possession containing Confidential Information, as well as data, records, reports and any other property furnished by the Company to the Consultant or produced by the Consultant in connection with the Services, or copies thereof.

(e)             Confidentiality. Notwithstanding the foregoing or any other provisions of this Agreement, the following provisions shall apply: (i) Confidential Information disclosed during the term of this Agreement shall be treated as confidential and safeguarded hereunder by the Consultant for a period of five (5) years from the date of disclosure or the longest period of protection permitted by applicable law, whichever is shorter, except with respect to any Confidential Information that constitutes a trade secret, which Consultant will continue to protect thereafter for as long as such information remains a trade secret under applicable law, unless such obligation terminates earlier in accordance with the terms contained herein; (ii) during that period Consultant will not disclose such information without Company’s prior written consent except to the extent required for performance of services under this Agreement. Consultant’s disclosure of Confidential Information pursuant to a judicial or administrative order, or for the purpose of compliance with professional standards of conduct for preservation of the public safety, health and welfare will not be deemed to be a breach of this Agreement, if Consultant (i) provides timely written notice of such order or compliance request to the Company, (ii) provides only the portion of information that the Consultant is required to provide, and (iii) reasonably cooperates with the Company’s efforts to contest or limit the scope of such order or compliance request. If the return of any portion of the Confidential Information is impossible, then at the Company’s request, Consultant will promptly permanently destroy such Confidential Information (except that Consultant will not, in connection with the obligations herein, be required to identify or delete Confidential Information held electronically in archive or back-up systems in accordance with its back-up and data retention policies, provided that such information is not accessed or used for any purposes and remains subject to the obligations in this Section 12) and certify to the Company that all such Confidential Information, including all copies thereof, has been completely and permanently destroyed.

12.             Indemnification. Consultant will indemnify and hold harmless Company and its affiliates’ respective directors, officers, shareholders, partners, members and employees (collectively, the “Indemnified Parties”) from and against all third party claims and the loss, damage, expense, liability, including court costs and reasonable attorneys’ fees (collectively, “Liabilities”) resulting from such claims to the extent caused by (a) Consultant or an Assistant’s breach of this Agreement; (b) injury to or death of persons or damage to or loss of tangible property, in each case to the extent caused by the gross negligence or the willful misconduct of the Consultant, its Assistants, affiliates, or its subcontractors, agents or employees; or (c) Consultant or an Assistant’s failure to comply with any applicable law, including but not limited to U.S. laws referenced in Section 18, or the Company’s rules and procedures in the performance of the Services.

13.             Limitation of Liability. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, IN NO EVENT WILL (1) COMPANY OR CONSULTANT BE LIABLE UNDER THIS AGREEMENT FOR PUNITIVE, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR EXPENSES ARISING OUT OF THIS AGREEMENT EVEN IF IT HAS BEEN ADVISED OF THE POSSIBLE EXISTENCE OF SUCH LIABILITY; AND (2) COMPANY’S AND CONSULTANT’S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT PAID UNDER THIS AGREEMENT. THE LIMITATIONS IN THIS SECTION SHALL NOT APPLY TO CONSULTANT’S OBLIGATIONS UNDER SECTION 12 (INDEMNIFICATION), ITS BREACH OF ANY OTHER AGREEMENTS BETWEEN THE CONSULTANT AND COMPANY, OR ITS FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

14.             Non-Solicitation. Each party agrees and acknowledges that for three (3) years after the termination of this Agreement, it shall not, directly or indirectly, in one or a series of transactions, as an individual or as a partner, joint venturer, shareholder, agent, salesperson, contractor, officer, director or otherwise, for the benefit of itself or any other person, partnership, firm, corporation, association or other legal entity:

(a)            solicit or induce, or attempt to solicit or induce, any customer or prospective customer of the other party; or

(b)            request or advise any customer, supplier or vendor, or any prospective customer, prospective supplier or prospective vendor, of the other party, who was a customer, prospective customer, supplier, prospective supplier, vendor or prospective vendor of the other party, to withdraw, curtail, cancel or refrain from doing business with the other party in any capacity; or

(c)            manage, operate, be connected with, employed by, sell goods to, or perform services for, or on behalf of, in any manner, any customer, or prospective customer, of the other party either by itself or on behalf of any other entity that may employ, engage or associate with itself in any fashion.

(d)            recruit, solicit or otherwise induce any proprietor, partner, stockholder, lender, director, officer, shareholder, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the other party or any affiliate to discontinue, reduce or detrimentally modify such ownership, agency or business relationship with the other party; or

(e)            employ or solicit, or attempt to employ or solicit, for ownership any person or agent who is then employed or retained by the other party.

Notwithstanding any other provision of this Agreement to the contrary, solicitation or hiring of such employee through the use of general advertisements in publications which advertisements that do not target current or former employees of the other party or search firms that have not been directed to contact such employees shall not be prohibited.

15.             Remedies. Consultant and the Company expressly acknowledge that the remedy at law for any breach of Sections 5, 11 or 13 will be inadequate, and that, upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Consultant’s obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

16.             Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant represents that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third-party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

17.            Miscellaneous.

(a)            Compliance with Company Rules. Consultant shall fully comply with all of the Company’s working and safety rules, working hours and holiday schedules when working at Company’s facility(ies) or premises, and other Company rules and regulations, and Consultant shall be responsible for Consultant’s actions while on Company premises or otherwise providing the Services requested by Company. Consultant, at its own cost, shall procure, maintain, and keep in full force and effect insurance to protect Consultant and the Company in accordance with good industry practice from all claims that arise out of or result from Consultant’s performance under this Agreement. On request from the Company, the Consultant shall provide evidence, satisfactory to the Company, of the existence or, as the case may be, the renewal of the insurance. Consultant further acknowledges and understands that Company reserves the right to remove Consultant from the facility if it believes that the Services cannot be provided safely or in compliance with applicable federal and state OSHA and environmental laws or other regulations, including those promulgated by the federal Environmental Protection Agency.

(b)            Language. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

(c)            Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

(d)            Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(e)            Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(f)             Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(g)            Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(h)            Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(i)             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(j)             Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(k)            Counterparts. This Agreement may be executed in any number of counterparts, either manually or electronically, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

Elite Express Holding Inc.		WJ Management Inc.

By:	/s/ Huan Liu	By:	/s/ Lingyan Wan

Name:	Huan Liu	Name:	Lingyan Wan

Date:	9/16/2024	Date:	9/14/2024

EXHIBIT A

Services & Consulting Fee

During the Term of this Agreement, Consultant will provide Services to the Company, including but not limited to:

1.	After the closing of Transaction, assist the Target in complying with all requirements in its FXG Contract and help to maintain the good standing of such FXG Contract.
2.	Assist the Target and ensure FXG to renew the FXG Contract annually.
3.	Recruit, search, designate and train the AO as necessary.
4.	Assist the operation of the Target and its daily business, including:

a.	Consultant shall provide advice and guidance to the Target’s employees in managing the FedEx ISP business serving customers in the territories of CSA (hereinafter “The CSA”) with the Zip Code:

i.	93201, 93204, 93207, 93208, 93212, 93218, 93219, 93239, 93256, 93257, 93258, 93261, 93265, 93266, 93267, 93270, 93272, 93282, 93215

b.	Consultant shall provide advice and guidance to ensure the Target meets and maintains FedEx’s ISP standards and renews the ISP Agreement.
c.	Consultant shall provide advice and guidance to operate the ISP business pursuant to the approved budget and business plan.
d.	Consultant shall train the Company and Target to be familiar with the FedEx ISP business operations and essential management skills to operate the business.
e.	Consultant shall provide advice and guidance to set up and maintain the Target’s FedEx ISP operation system, including acquiring essential equipment, installing necessary software, applying for related licenses or permits, training employees and independent contractors, and establishing business operation standards.
f.	Consultant shall provide advice and guidance to build and train a local team of the Target for the CSA.

5.	Other assistance requested by the Company from time to time.

As consideration for the Services provided by Consultant, the Company or any of its designated entity shall pay Consultant, as follows:

1.	Company or any of its designated entity shall pay Consultant the compensation for the Services every quarter in the amount calculated by below formula (the “Consulting Fee”). The Service Fee will be paid quarterly no later than 1/30, 4/30, 7/30, and 10/30.

Consulting Fee = (Actual quarterly revenue / $600,000) * Actual quarterly EBITDA * 20%

2.	Consultant acknowledges and agrees that if the Target fails to renew its FXG Contract with FXG, or Consultant breaches any of its contract with the Company or fails to perform any of its contractual obligation to the Company, within five (5) business days of Company’s notice, Consultant shall pay back the total Consulting Fee paid by the Company in the prior four (4) quarters to the Company or its designated entity.

3.	In the event Target fails to renew its FXG Contract with FXG, Company and Consultant will enter into a separate agreement for the potential sale of the Target to a third party (the “Resale Transaction”). Both parties acknowledge and agree that the Consultant is entitled to five percent (5%) of the purchase price of the Resale Transaction if such Resale Transaction closed successfully.

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4.	In the event of termination of this Agreement, Consultant and Company acknowledge and agree that Consultant will establish a substitute management team for the Company for its daily business operation, including but not limited to the AO, and Consultant is responsible for assisting the Company to change the registration of AO with FXG.

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AMENDMENT NO.1 TO CONSULTING AGREEMENT

THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this “Amendment”) is dated and effective as of January 14, 2025 by and between WJ Management Inc, a California corporation (“Consultant”) and Elite Express Holding Inc., a Delaware corporation (the “Company”). The Company and the Consultant are sometimes referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Consulting Agreement (as defined below).

WHEREAS, the Parties originally entered into a Consulting Agreement dated September 16, 2024, (as the same may be amended, restated and/or supplemented from time to time, the “Consulting Agreement”);

WHEREAS, the Parties wish to, among other things, amend the Consulting Agreement to, among other things, clarify the formula used to calculate the Consulting Fee in Exhibit A.

NOW, THEREFORE, in consideration of the premises and the benefits and obligations imposed hereby upon the Parties, respectively, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Recitals. The above recitals are incorporated into the substantive provisions of this Amendment by reference hereto.

2.            Amendments. The Consulting Agreement is hereby amended as follows:

1.  Company or any of its designated entity shall pay Consultant the compensation for the Services every quarter in the amount calculated by below formula (the “Consulting Fee”). The Service Fee will be paid quarterly no later than 1/30, 4/30, 7/30, and 10/30.

Consulting Fee = (Target’s Actual quarterly revenue / $600,000) * Target’s Actual quarterly EBITDA * 20%

3.            Agreement Intact. Other than as expressly set forth herein, all terms and conditions of the Consulting Agreement, and any documents, schedules, exhibits or instruments therein or attached thereto, are ratified and confirmed and shall remain unmodified and in full force and effect. All references in the Consulting Agreement to “this Agreement” or words of similar import shall refer to the Consulting Agreement as amended by this Amendment.

4.            Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

5.            Entire Understanding. This Amendment, together with the Consulting Agreement, constitute the entire understanding of the parties with respect to the subject matter hereof.

6.            Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument. This Amendment may be executed and delivered by facsimile, pdf or other electronic transmission and shall be effective for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

WJ MANAGEMENT INC

By:	/s/ Lingyan Wan
Name: Lingyan Wan

ELITE EXPRESS HOLDING INC.

By:	/s/ Yidan Chen
Name: Yidan Chen